UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported):
                                  June 2, 2009


                FIRST TRUST TAX-ADVANTAGED PREFERRED INCOME FUND
             (Exact name of registrant as specified in its charter)


         Massachusetts               811-21876                84-1708592
 (State or other jurisdiction       (Commission            (I.R.S. Employer
       of incorporation)           File Number)           Identification No.)


           120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187
              (Address and Zip Code of principal executive offices)

       Registrant's telephone number, including area code: (630) 765-8000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         Other Events.

         On June 2, 2009, First Trust Tax-Advantaged Preferred Income Fund (NYSE
Amex: FPI), a diversified closed-end management investment company ("FPI" or the "Fund"), announced that the Board of Trustees of the Fund (the "Board") approved and adopted a Plan of Termination, Liquidation and Dissolution (the "Plan") which will result in the termination of FPI in accordance with the laws of the Commonwealth of Massachusetts and the Declaration of Trust of FPI dated as of March 9, 2006, as amended. As a result of adopting the Plan, the Fund will begin to wind up its affairs and will no longer seek to attain its investment objectives.

         Once the assets of FPI have been liquidated, FPI will establish and will provide notice of a "Record Date," i.e., the date on which shares of FPI shall cease trading on the NYSE Amex, the transfer books of FPI will close and all certificates representing FPI shares will be deemed canceled. Holders of record of shares of FPI at the close of business on the Record Date shall be entitled to a distribution of their allocable portion of the trust property of FPI in accordance with the Plan. The Fund expects to make the first and final liquidation distribution in approximately 60 days to holders of record on the Record Date.

Item 9.01         Financial Statements and Exhibits.

           (d)    Exhibits

           Exhibit Number:  Title:

              2.1 Plan of Termination, Liquidation and Dissolution made by First Trust Tax-Advantaged Preferred Income Fund on June 2, 2009.

              99.1 Form of Notice of Termination of Fund sent to Shareholders on June 2, 2009.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  FIRST TRUST TAX-ADVANTAGED
                                  PREFERRED INCOME FUND
                                  (Registrant)

                                  /s/ W. Scott Jardine
                                  -------------------------------------
                                  W. Scott Jardine
                                  Secretary


Date:  June 3, 2009







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